UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2016

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)  A Special Meeting of stockholders of United Online, Inc. (the “Company”) was held on June 29, 2016.

(b)  The results for the matters submitted to a stockholder vote at the special meeting were as follows:

1.              Adoption of the Merger Agreement:  The stockholders voted to approve and adopt the Agreement and Plan of Merger, dated as of May 4, 2016 (as such agreement may be amended from time to time, the “merger agreement”), by and among the Company, B. Riley Financial, Inc. (“Parent”) and Unify Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent.

Votes For	Votes Against	Abstain	Broker Non-Votes
10,396,722	1,126,283	112,065	—

2.              Advisory Vote on Merger-Related Named Executive Officer Compensation:  The stockholders voted to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the Company’s proxy statement that may be payable to the Company’s named executive officers in connection with the completion of the merger.

Votes For	Votes Against	Abstain	Broker Non-Votes
7,237,858	4,274,788	122,424	—

3.              Approval of Adjournment of Special Meeting:  The stockholders voted to approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Votes For	Votes Against	Abstain	Broker Non-Votes
9,599,545	1,919,856	115,669	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED ONLINE, INC.

Date: June 29, 2016	By:	/s/ Mark Harrington
Mark Harrington
Executive Vice President and General Counsel